                                    BY-LAWS

                                      OF

                         ROFIN-SINAR TECHNOLOGIES INC.


                                   ARTICLE I

                                    OFFICES

          SECTION 1.  Registered Office in Delaware.  The address of the
                      -----------------------------
registered office of Rofin-Sinar Technologies Inc. (hereinafter called the "Corporation") in the State of Delaware shall be The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801, and the registered agent in charge thereof shall be The Corporation Trust Company.

          SECTION 2.  Other Offices.  The Corporation may have an office or
                      -------------
offices at any other place or places within or without the State of Delaware.


                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

          SECTION 1.  Annual Meeting.  The annual meeting of stockholders for
                      --------------
the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place within or without the State of Delaware, and at such date and hour, as shall be designated by the Board of Directors of the Corporation (the "Board") and set forth in the notice or in a duly executed waiver of notice thereof.

          SECTION 2.  Special Meetings.  A special meeting of the stockholders
                      ----------------
for any purpose or purposes may be called at any time by a majority of the members of the Board or the Chairman of the Board of the Corporation. A special meeting of stockholders of the Corporation may not be called by any other person or persons. Any such meeting shall be held at such place within or without the State of Delaware, and at such date and hour, as shall be designated in the notice or in a duly executed waiver of notice of such meeting.

          Only such business as is stated in the written notice of a special meeting may be acted upon thereat.

          SECTION 3.  Notice of Meetings.  Except as otherwise provided by law,
                      ------------------
written notice of each annual or special meeting of stockholders stating the place, date and
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                                       2

hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is held, shall be given personally or by first class mail to each stockholder entitled to vote at such meeting, not less than 10 nor more than 60 calendar days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. If, prior to the time of mailing, the Secretary shall have received from any stockholder entitled to vote a written request that notices intended for such stockholder are to be mailed to an address other than the address that appears on the records of the Corporation, notices intended for such stockholder shall be mailed to the address designated in such request.

          Notice of a special meeting may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, by the Secretary of the Corporation on behalf of such person or persons. If the person or persons calling a special meeting of stockholders give notice thereof, such person or persons shall forward a copy thereof to the Secretary. Every request to the Secretary for the giving of notice of a special meeting of stockholders shall state the purpose or purposes of such meeting.

          SECTION 4.  Waiver of Notice.  Notice of any annual or special meeting
                      ----------------
of stockholders need not be given to any stockholder entitled to vote at such meeting who files a written waiver of notice with the Secretary, duly executed by the person entitled to notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except as provided by law.

          SECTION 5.  Adjournments.  When a meeting is adjourned to another
                      ------------
date, hour or place, notice need not be given of the adjourned meeting if the date, hour and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting.

          When any meeting is convened the presiding officer, if directed by the Board, may adjourn the meeting if (a) no quorum is present for the transaction of business, or (b) the Board determines that adjournment is necessary or appropriate to enable the stockholders (i) to consider fully information which the Board determines has not been made sufficiently or timely available to stockholders or (ii) otherwise to exercise effectively their voting rights.

          SECTION 6.  Quorum.  Except as otherwise provided by law or the
                      ------
Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), whenever
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                                       3

a class of stock of the Corporation is entitled to vote as a separate class, or whenever classes of stock of the Corporation are entitled to vote together as a single class, on any matter brought before any meeting of the stockholders, whether annual or special, holders of shares entitled to cast a majority of the votes entitled to be cast by all the holders of the shares of stock of such class voting as a separate class, or classes voting together as a single class, as the case may be, outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum at any such meeting of the stockholders. If, however, such quorum shall not be present or represented at any such meeting of the stockholders, the stockholders entitled to vote thereat may adjourn the meeting from time to time in accordance with Section 5 of this Article II until a quorum shall be present or represented.

          SECTION 7.  Voting.  Unless otherwise provided in the Certificate of
                      ------
Incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of capital stock entitled to vote thereat held by such stockholder. Except as otherwise provided by law or the Certificate of Incorporation or these By-Laws, when a quorum is present with respect to any matter brought before any meeting of the stockholders, the vote of the holders of shares entitled to cast a majority of the votes entitled to be cast by all the holders of the shares constituting such quorum shall decide any such matter. Votes need not be by written ballot, unless the Board, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, requires any vote or votes cast at such meeting to be cast by written ballot.

          SECTION 8.  Action by Consent.  Any action may be taken by written
                      -----------------
consent in lieu of a meeting of shareholders upon the consent of the holders of 100% of the outstanding shares of the Corporation.

          SECTION 9.  Proxies.  Each stockholder entitled to vote at a meeting
                      -------
of stockholders may authorize another person or persons to act for such stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of stockholders at such time as the Board may require. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

          SECTION 10.  Advance Notice of Business to Be Transacted at Annual
                       -----------------------------------------------------
Meetings.  (a) To be properly brought before the annual meeting of stockholders,
- --------
business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the Board (or any duly authorized committee thereof), or (iii) otherwise properly brought before the meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 10. In addition to any other applicable requirements, including but not limited to the requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Exchange Act, for business to be properly brought before an annual meeting by a stockholder pursuant to clause
(iii) of this Section 10(a), such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

          (b) To be timely, a stockholder's notice to the Secretary pursuant to clause (iii) of Section 10(a) must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs.

          (c) To be in proper written form, a stockholder's notice to the Secretary pursuant to clause (iii) of Section 10(a) must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, together with evidence reasonably satisfactory to the Secretary of such beneficial ownership, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and
(v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

          (d) Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at the annual meeting of stockholders except business brought before such meeting in accordance with the procedures set forth in this Section 10; provided, however, that, once business has been properly brought before such meeting in accordance with such procedures, nothing in this
Section 10 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of such meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                                  ARTICLE III

                              BOARD OF DIRECTORS

          SECTION 1.  General Powers.  The property, business and affairs of the
                      --------------
Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

          SECTION 2.  Number and Term of Holding Office.  Subject to the rights,
                      ---------------------------------
if any, of holders of preferred stock of the Corporation, the number of directors which shall constitute the whole Board shall consist of not less than three nor more than ten members, with the exact number of directors initially to be equal to six and thereafter to be fixed by the Board from time to time by a majority of the whole Board. The Board shall, by resolution passed by a majority of the Board, designate the directors to serve as initial Class I, Class II and Class III directors upon filing of the Certificate of Incorporation with the Secretary of State of the State of Delaware. Except as provided in
Section 4 of this Article III, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders, and each director so elected shall hold office as provided by Article VIII of the Certificate of Incorporation. None of the directors need be stockholders of the Corporation. Directors may not stand for re-election after reaching age 70.

          SECTION 3.  Nomination of Directors and Advance Notice Thereof.  (a)
                      --------------------------------------------------
Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 3. In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to clause (ii) of this
Section 3(a), such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

          (b) To be timely, a stockholder's notice to the Secretary pursuant to clause (ii) of Section 3(a) must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs, or
(ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting is mailed or public disclosure of the date of the special meeting is made, whichever first occurs.

          (c) To be in proper written form, a stockholder's notice to the Secretary pursuant to clause (ii) of Section 3(a) must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice, (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, together with evidence reasonably satisfactory to the Secretary of such beneficial ownership, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

          (d) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 3. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

          SECTION 4.  Resignation.  Any director may resign at any time by
                      -----------
giving written notice to the Board, the Chief Executive Officer or the Secretary of the Corporation.

Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board. Except as aforesaid, acceptance of such resignation shall not be necessary to make it effective.

          SECTION 5.  Vacancies.  Subject to the rights of the holders of any
                      ---------
series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancy in the Board, arising from death, resignation, removal, an increase in the number of directors or any other cause, may be filled only by the Board, the stockholders acting at an annual meeting or, if the vacancy is with respect to a director elected by a voting group, by action of any other directors elected by such voting group or such voting group. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

          SECTION 6.  Meetings.  (a)  Annual Meetings.  As soon as practicable
                      --------        ---------------
after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 7 of this
Article III.

          (b) Other Meetings.  Other meetings of the Board shall be held at such
              --------------
times as the Board shall from time to time determine or upon call by the Chairman of the Board, the Chief Executive Officer, the President or any two directors.

          (c) Notice of Meetings.  Regular meetings of the Board may be held
              ------------------
without notice. The Secretary of the Corporation shall give notice to each director of each special meeting, including the time and place of such special meeting. Notice of each such meeting shall be given to each director either by mail, at least two days before the day on which such meeting is to be held, or by telephone, telegram, facsimile, telex or cable not later than the day before the day on which such meeting is to be held or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Notice of any meeting shall not be required to be given to any director who shall attend such meeting. A waiver of notice by the person entitled thereto, whether before or after the time of any such meeting, shall be deemed equivalent to adequate notice.

          (d) Place of Meetings.  The Board may hold its meetings at such place
              -----------------
or places within or without the State of Delaware as the Board may from time to time by resolution determine or as shall be designated in the respective notices or waivers of notice thereof.

          (e) Quorum and Manner of Acting.  Except as otherwise provided by law,
              ---------------------------
the Certificate of Incorporation or these By-Laws, a majority of the total number of directors then in office shall be necessary at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the affirmative vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.

          (f) Organization and Order of Business.  The Chairman of the Board
              ----------------------------------
shall act as chairman of each meeting of the Board and preside thereat, or, in the absence of the Chairman of the Board at any meeting of the Board, the Chief Executive Officer shall act as chairman of such meeting and preside thereat, or, in the absence of both the Chairman of the Board and the Chief Executive Officer at any meeting of the Board, any other director chosen by a majority of the directors present thereat shall act as chairman of the meeting and preside thereat. The Secretary of the Corporation or, in the case of his absence, any person whom the chairman of the meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

          SECTION 7.  Action by Consent.  Any action required or permitted to be
                      -----------------
taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent or consents thereto is signed by all members of the Board or such committee, as the case may be, and such written consent or consents are filed with the minutes of the proceedings of the Board or such committee.

          SECTION 8.  Meetings by Conference Telephone, etc.  Any one or more
                      -------------------------------------
members of the Board, or of any committee thereof, may participate in a meeting of the Board, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

          SECTION 9.  Compensation.  Each director, in consideration of his
                      ------------
serving as such, shall be entitled to receive from the Corporation such amount per annum, if any, or such fees, if any, for attendance at meetings of the Board or of any committee thereof, or both, as the Board shall from time to time determine. The Board may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing contained in this
Section 8 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE IV

                                  COMMITTEES

          The Board, by resolution passed by a majority of the whole Board, may designate members of the Board to constitute one or more committees which shall in each case consist of such number of directors, not fewer than two, and, to the extent permitted by law and provided in the resolution establishing such committee, shall have and exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified members at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall otherwise by resolution provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board when required.


                                   ARTICLE V

                                   OFFICERS

          SECTION 1.  Executive Officers.  The officers of the Corporation shall
                      ------------------
be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary. Each such officer shall be elected or appointed by the Board at its annual meeting and shall hold office for such term as may be determined by the Board. Each such officer shall hold office until the next succeeding annual meeting of the Board and until his successor is elected or until his earlier death or resignation or removal in the manner hereinafter provided. Any two or more offices may be held by the same person. Officers need not be directors or stockholders of the Corporation.

          The Board may elect or appoint such other officers of the Corporation (including one or more Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries) as it deems necessary who shall have such authority and shall perform such duties as the Board may prescribe. If additional officers are elected or appointed, each of them shall hold office until his successor is elected or appointed or until his earlier death or resignation or removal in the manner hereinafter provided.

          SECTION 2.  Authority and Duties.  All officers, as between themselves
                      --------------------
and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws or, to the extent not so provided, by resolution of the Board.

          SECTION 3.  Resignation and Removal.  (a)  Any officer may resign at
                      -----------------------
any time by giving written notice to the Board, the Chief Executive Officer or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

          (b) All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board with or without cause.

          SECTION 4.  Vacancies.  Any vacancy in any office may be filled for
                      ---------
the unexpired portion of the term in the same manner as provided for election and appointment to such office.

          SECTION 5.  Chairman of the Board.  The Chairman of the Board shall
                      ---------------------
preside at all meetings of the Board and at all meetings of the stockholders and shall have and exercise such further powers and duties as may from time to time be conferred upon or assigned to him by the Board.

          SECTION 6.  Chief Executive Officer.  The Chief Executive Officer of
                      -----------------------
the Corporation, subject to the direction of the Board, shall have general charge of the business and affairs of the Corporation, shall have the direction of all other officers, agents and employees of the Corporation and may assign such duties to the other officers of the Corporation as he deems appropriate.

          SECTION 7.  President.  The President of the Corporation, subject to
                      ---------
the direction of the Chief Executive Officer, shall have charge of the day-to-day operations of the Corporation, shall assist the Chief Executive Officer in carrying out the orders and resolutions of the Board and shall perform such other duties as the Chief Executive Officer or the Board shall from time to time assign. At the request of the Chief Executive Officer, or in case of the absence or inability to act of the Chief Executive Officer, the President, until otherwise determined, and subject to any limitations imposed by the Board, shall assume the duties of the Chief Executive Officer and, when so acting, but subject to the foregoing, shall have all of the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

          SECTION 8.  Vice Presidents.  Each Vice President of the Corporation
                      ---------------
shall have such powers and perform such duties as the Chief Executive Officer or the Board may from time to time prescribe and shall perform such other duties as may be prescribed by these By-laws.

          SECTION 9.  Treasurer.  The Treasurer of the Corporation shall have
                      ---------
charge and custody of and be responsible for all funds and securities of the Corporation.

          SECTION 10. Secretary.  The Secretary of the Corporation shall keep
                      ---------
the records of all meetings of the stockholders and the Board. He shall affix the seal of the Corporation to all deeds, contracts, bonds or other instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer and shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Corporation and of its other corporate records.


                                  ARTICLE VI

                CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

          SECTION 1.  Execution of Documents.  Any officer, employee or agent of
                      ----------------------
the Corporation designated by the Board (or any duly authorized committee of the Board to the extent permitted by law) shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and the Board (or such a committee) may authorize any such officer, employee or agent to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.

          SECTION 2.  Deposits.  All funds of the Corporation not otherwise
                      --------
employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or the Chief Executive Officer or any other officer of the Corporation to whom power in that respect shall have been delegated by the Board shall select.

          SECTION 3.  Proxies in Respect of Stock or Other Securities of Other
                      --------------------------------------------------------
Corporations.  The Board or the Chief Executive Officer shall designate the
- ------------
officers of the

Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights that the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise such powers and rights.


                                  ARTICLE VII

                         SHARES AND TRANSFER OF SHARES

          SECTION 1.  Certificates of Stock.  Every owner of shares of stock of
                      ---------------------
the Corporation shall be entitled to have a certificate evidencing the number of shares of stock of the Corporation owned by him or it and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe. Each such certificate shall bear the signature (or a facsimile thereof) of the Chairman of the Board or the Chief Executive Officer or the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation.

          SECTION 2.  Record.  A record shall be kept of the name of the person,
                      ------
firm or corporation owning the stock represented by each certificate evidencing stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

          SECTION 3.  Transfer of Stock.  (a)  The transfer of shares of stock
                      -----------------
and the certificates evidencing such shares of stock of the Corporation shall be governed by Article 8 of Subtitle I of Title 6 of the Delaware Code (the Uniform Commercial Code), as amended from time to time.

          (b) Registration of transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender of the certificate or certificates evidencing such shares properly endorsed or accompanied by a stock power duly executed.

          SECTION 4.  Addresses of Stockholders.  Each stockholder shall
                      -------------------------
designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon him by mail directed to him at his post office address, if any, as the same appears on the share record books of the Corporation or at his last known post office address.

          SECTION 5.  Lost, Destroyed or Mutilated Certificates.  A holder of
                      -----------------------------------------
any shares of stock of the Corporation shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing all or any such shares of stock. The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          SECTION 6.  Facsimile Signatures.  Any or all of the signatures on a
                      --------------------
certificate evidencing shares of stock of the Corporation may be facsimiles.

          SECTION 7.  Regulations.  The Board may make such rules and
                      -----------
regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these By-Laws, concerning the issue, transfer and registration of certificates evidencing stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures (or a facsimile or facsimiles thereof) of any of them. The Board may at any time terminate the employment of any transfer agent or any registrar of transfers. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar, whether because of death, resignation, removal or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed or whose facsimile signature has been placed upon such certificate or certificates had not ceased to be such officer, transfer agent or registrar.

          SECTION 8.  Record Date.  In order that the Corporation may determine
                      -----------
the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other such action. A determination of stockholders entitled to notice of, or to vote at, any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

          SECTION 9.  Registered Stockholders.  The Corporation shall be
                      -----------------------
entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

          SECTION 10.  Stockholder Agreements.  Shares of stock of the
                       ----------------------
Corporation may be subject to one or more agreements abridging, limiting or restricting the rights of any one or more stockholders to sell, assign, transfer, mortgage, pledge or hypothecate any or all of the stock of the Corporation held by them, or may be subject to one or more agreements providing a purchase option with respect to any shares of stock of the Corporation. If such agreements exist, all certificates evidencing shares of stock subject to such abridgements, limitations, restrictions or options shall have reference thereto endorsed on such certificate and such stock shall not thereafter be transferred on the books of the Corporation except in accordance with the terms and conditions of such agreement or agreements. Copies of such agreement or agreements shall be maintained at the offices of the Corporation.


                                 ARTICLE VIII

                               BOOKS AND RECORDS

          The books and records of the Corporation may be kept at such place or places within or without the State of Delaware as the Board may from time to time determine.


                                  ARTICLE IX

                                     SEAL

          The Board shall provide a corporate seal which shall bear the full name of the Corporation.

                                   ARTICLE X

                                  FISCAL YEAR

          The fiscal year of the Corporation shall be fixed, and shall be subject to change from time to time, by the Board.


                                  ARTICLE XI

                                INDEMNIFICATION

          SECTION 1.  General.  The Corporation (a) shall indemnify any person
                      -------
who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) may indemnify, if the Board of Directors determines such indemnification is appropriate, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          SECTION 2.  Derivative Actions.  The Corporation (a) shall indemnify
                      ------------------
any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and (b) may indemnify, if the Board of Directors determines such indemnification is appropriate, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          SECTION 3.  Successful Defense.  To the extent that (a) a director or
                      ------------------
an officer of the Corporation, or (b) any other employee or agent of the Corporation who the Board has authorized the Corporation to indemnify, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2 above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          SECTION 4.  Proceedings Initiated by any Person.  Notwithstanding
                      -----------------------------------
anything to the contrary contained in sections 1 or 2 above, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board of Directors.

          SECTION 5.  Procedure.  Any indemnification under sections 1 and 2
                      ---------
above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 1 and 2 above. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or
(ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

          SECTION 6.  Advancement of Expenses.  Expenses (including attorneys'
                      -----------------------
fees) incurred by a director or an officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Article XI or as otherwise authorized by law. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          SECTION 7.  Rights Not Exclusive.  The indemnification and advancement
                      --------------------
of expenses provided by, or granted pursuant to, the other subsections of this
Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          SECTION 8.  Insurance.  The Corporation may purchase and maintain
                      ---------
insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the DGCL.

          SECTION 9.  Definition of "Corporation".  For purposes of this Article
                      ---------------------------
XI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          SECTION 10.  Certain Other Definitions.  For purposes of this Article
                       -------------------------
XI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation", as referred to in this Article XI.

          SECTION 11.  Continuation of Rights.  The indemnification and
                       ----------------------
advancement of expenses provided by, or granted pursuant to, this Article XI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SECTION 12.  Repeal or Modification.  Any repeal or modification of
                       ----------------------
this Article XI by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.


                                  ARTICLE XII

                                  AMENDMENTS

          These By-Laws, or any of them, may be altered, amended or repealed, or new by-laws may be made, but only to the extent any such alteration, amendment, repeal or new by-law is not inconsistent with any provision of the Certificate of Incorporation, either by a majority of the whole Board or by the stockholders of the Corporation upon the affirmative vote of the holders of 80% or more of the outstanding shares of capital stock of the Corporation entitled to vote thereon.